Pacific Aerospace & Electronics, Inc.
                                    as Issuer

                           Balo Precision Parts, Inc.
                        Cashmere Manufacturing Co., Inc.
                              Ceramic Devices, Inc.
                        Electronic Specialty Corporation
                             Morel Industries, Inc.
                      Northwest Technical Industries, Inc.
                        Pacific Coast Technologies, Inc.
                            PA&E International, Inc.
                          Seismic Safety Products, Inc.
                                  as Guarantors


                                   $75,000,000

                        11 1/4% Senior Subordinated Notes
                                    due 2005

                              ---------------------

                                    INDENTURE

                            Dated as of July 30, 1998
                              ---------------------


                        IBJ Schroder Bank & Trust Company
                                     Trustee

                                TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE.................................................................  1
     1.01     Definitions....................................................  1
     1.02     Other Definitions.............................................. 15
     1.03     Incorporation by Reference of Trust Indenture Act.............. 16
     1.04     Rules of Construction.......................................... 16

ARTICLE 2
THE NOTES.................................................................... 17
     2.01     Form and Dating................................................ 17
     2.02     Execution and Authentication................................... 17
     2.03     Registrar and Paying Agent; Depositary......................... 18
     2.04     Paying Agent to Hold Money in Trust............................ 18
     2.05     Holder Lists................................................... 18
     2.06     Transfer and Exchange.......................................... 19
     2.07     Replacement Notes.............................................. 24
     2.08     Outstanding Notes.............................................. 24
     2.09     Treasury Notes................................................. 24
     2.10     Temporary Notes................................................ 25
     2.11     Cancellation................................................... 25
     2.12     Defaulted Interest............................................. 25

ARTICLE 3
REDEMPTION AND PREPAYMENT.................................................... 26
     3.01     Notices to Trustee............................................. 26
     3.02     Selection of Notes to Be Redeemed.............................. 26
     3.03     Notice of Redemption........................................... 26
     3.04     Effect of Notice of Redemption................................. 27
     3.05     Deposit of Redemption Price.................................... 27
     3.06     Notes Redeemed in Part......................................... 28
     3.07     Optional Redemption............................................ 28
     3.08     No Mandatory Redemption........................................ 29
     3.09     No Sinking Fund................................................ 29

ARTICLE 4
COVENANTS.................................................................... 29
     4.01     Payment of Notes............................................... 29
     4.02     Maintenance of Office or Agency................................ 29
     4.03     Reports........................................................ 30
     4.04     Compliance Certificate......................................... 30
     4.05     Taxes.......................................................... 31
     4.06     Stay, Extension and Usury Laws................................. 31
     4.07     Repurchase of Notes at the Option of the Holder
              upon a Change of Control....................................... 31
     4.08     Limitation on Sale of Assets and Subsidiary Stock.............. 32

     4.09     Limitation on Restricted Payments.............................. 35
     4.10     Limitation on Incurrence of Additional Indebtedness
              and Disqualified Capital Stock................................. 36
     4.11     Limitation on Liens Securing Indebtedness...................... 37
     4.12     Limitation on Dividends and Other Payment Restrictions
              Affecting Subsidiaries......................................... 38
     4.13     Limitation on Layering Indebtedness............................ 38
     4.14     Limitations on Transactions with Affiliates.................... 38
     4.15     Future Subsidiary Guarantors................................... 39
     4.16     Release of Guarantors.......................................... 39
     4.17     Limitation on Lines of business................................ 40
     4.18     Corporate Existence............................................ 40
     4.19     Limitation on Status as an investment company.................. 40

ARTICLE 5
SUCCESSORS................................................................... 40
     5.01     Merger, Sale or Consolidation.................................. 40
     5.02     Successor Corporation Substituted.............................. 41


ARTICLE 6
DEFAULTS AND REMEDIES........................................................ 41
     6.01     Events of Default.............................................. 41
     6.02     Acceleration................................................... 42
     6.03     Other Remedies................................................. 43
     6.04     Waiver of Past Defaults........................................ 43
     6.05     Control by Majority............................................ 43
     6.06     Limitation on Suits............................................ 44
     6.07     Rights of Holders of Notes to Receive Payment.................. 44
     6.08     Collection Suit by Trustee..................................... 44
     6.09     Trustee May File Proof of Claim................................ 45
     6.10     Priorities..................................................... 45
     6.11     Undertaking for Costs.......................................... 46
     6.12     Restoration of Rights and Remedies............................. 46

ARTICLE 7
TRUSTEE...................................................................... 46
     7.01     Duties of Trustee.............................................. 46
     7.02     Rights of Trustee.............................................. 47
     7.03     Individual Rights of Trustee................................... 48
     7.04     Trustee's Disclaimer........................................... 48
     7.05     Notice of Defaults............................................. 48
     7.06     Reports by Trustee to Holders of the Notes..................... 49
     7.07     Compensation and Indemnity..................................... 49
     7.08     Replacement of Trustee......................................... 50
     7.09     Successor Trustee by Merger, etc............................... 51
     7.10     Eligibility; Disqualification.................................. 51
     7.11     Preferential Collection of Claims Against Company.............. 51

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................... 52
     8.01     Option to Effect Legal Defeasance or Covenant Defeasance....... 52
     8.02     Legal Defeasance and Discharge................................. 52
     8.03     Covenant Defeasance............................................ 52
     8.04     Conditions to Legal or Covenant Defeasance..................... 53
     8.05     Deposited Money and Government Securities to be Held
              in Trust; Other Miscellaneous Provisions....................... 54
     8.06     Repayment to Company........................................... 55
     8.07     Reinstatement.................................................. 55

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER............................................. 55
     9.01     Without Consent of Holders of Notes............................ 55
     9.02     With Consent of Holders of Notes............................... 56
     9.03     Compliance with Trust Indenture Act............................ 57
     9.04     Revocation and Effect of Consents.............................. 58
     9.05     Notation on or Exchange of Notes............................... 58
     9.06     Trustee to Sign Amendments, etc................................ 58

ARTICLE 10
SUBORDINATION................................................................ 58
     10.01    Agreement to Subordinate....................................... 58
     10.02    Liquidation; Dissolution; Bankruptcy........................... 59
     10.03    Default on Senior Indebtedness................................. 59
     10.04    Acceleration of Notes.......................................... 60
     10.05    When Distribution Must Be Paid Over............................ 60
     10.06    Notice by Company.............................................. 61
     10.07    Subrogation.................................................... 61
     10.08    Relative Rights................................................ 61
     10.09    Subordination May Not Be Impaired by Company................... 62
     10.10    Distribution or Notice to Representative....................... 62
     10.11    Rights of Trustee and Paying Agent............................. 62
     10.12    Authorization to Effect Subordination.......................... 62
     10.13    Amendments..................................................... 63

ARTICLE 11
SUBSIDIARY GUARANTEES........................................................ 63
     11.01    Subsidiary Guarantees.......................................... 63
     11.02    Execution and Delivery of Subsidiary Guarantees................ 64
     11.03    Guarantors May Consolidate, etc., on Certain Terms............. 65
     11.04    Releases Following Sale of Assets.............................. 65
     11.05    Limitation of Guarantor's Liability............................ 66
     11.06    Application of Certain Terms and Provisions to the Guarantor... 66
     11.07    Subordination of Subsidiary Guarantees......................... 67

ARTICLE 12
MISCELLANEOUS................................................................ 67
     12.01    Trust Indenture Act Controls................................... 67
     12.02    Notices........................................................ 67
     12.03    Communication by Holders of Notes with Other Holders of Notes.. 68
     12.04    Certificate and Opinion as to Conditions Precedent............. 68
     12.05    Statements Required in Certificate or Opinion.................. 69
     12.06    Rules by Trustee and Agents.................................... 69
     12.07    No Personal Liability of Directors, Officers,
              Employees and Shareholders..................................... 69
     12.08    Governing Law.................................................. 69
     12.09    No Adverse Interpretation of Other Agreements.................. 70
     12.10    Successors..................................................... 70
     12.11    Severability................................................... 70
     12.12    Counterpart Originals.......................................... 70
     12.13    Table of Contents, Headings, etc............................... 70


                                    EXHIBITS

     Exhibit A    FORM OF NOTE                                               A-1
     Exhibit B    FORM OF GUARANTEE                                          B-1
     Exhibit C    CERTIFICATE OF TRANSFEROR                                  C-1
     Exhibit D    EXISTING INDEBTEDNESS                                      D-1

          INDENTURE dated as of July 30, 1998, among Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), and Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Morel Industries, Inc., Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., PA&E International, Inc. and Seismic Safety Products, Inc., each as guarantors and any other Subsidiaries (as defined herein) of the Company that executes a Subsidiary Guarantee (as defined herein) guaranteeing the Notes in accordance with the provisions hereof (collectively, the "Guarantors"), and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/4% Series A Senior Subordinated Notes due 2005 (the "Series A Notes") and the 11 1/4% Series B Senior Subordinated Notes due 2005 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01      DEFINITIONS

          "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

          "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Sale" has the meaning assigned to such term in Section 4.08 of this Indenture.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive schedule principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bank Indebtedness" means Senior Indebtedness of the Company or any of its Subsidiaries from financial institutions pursuant to a revolving credit or term loan facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith. Without limiting the generality of the foregoing, the term "Bank Indebtedness" shall also include Senior Indebtedness pursuant to any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to such facility and all refundings, refinancings and replacements of any such facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that such Indebtedness is incurred in accordance with Section 4.10, "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

          "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          "Beneficial Owner" or "beneficial owner" for purposes of the definitions of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" means, with respect to any Person, the board of directors of such person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Cash Equivalent" means (i) U.S. Government Obligations or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (iii) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's

Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii), and (iii) maturing within one year after the date of acquisition.

          "Certificated Note" has the meaning assigned to such term in Section 2.06(d)(i) hereof.

          "Change of Control" means (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than any of the Excluded Persons) (a) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, and (b) any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power than beneficially owned by the Excluded Persons, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than any of the Excluded Persons) (a) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, and (b) any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power than beneficially owned by the Excluded Persons, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company, as applicable, then in office.

          "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

          "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

(ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense, and
(iii) Consolidated Fixed Charges, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, provided that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

          "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letter of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect to preferred stock (other than by Subsidiaries of such person, to such person or such Person's wholly owned Subsidiaries), except if such preferred stock is a payment-in-kind ("PIK") security, issuance of such additional PIK securities would not count as dividends for purposes of this definition. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):
(a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

          "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Corporate Trust Administration Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

          "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

          "Excluded Person" means any officer or director of the Company, the other Persons listed in the section "Principal Shareholders" in the Offering Memorandum, any Persons related to such Persons by kinship or marriage, and any trust, corporation, partnership or other entity which is beneficially owned 80% or more by any such Persons.

          "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) dividends permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of common stock of the Company and (c) transactions solely between the Company and any of its wholly owned Consolidated Subsidiaries or solely among wholly owned Consolidated Subsidiaries of the Company.

          "Existing Indebtedness" means Indebtedness of the Company and/or its Subsidiaries outstanding on the Issue Date and described in Exhibit D to this Indenture other than Bank Indebtedness, each until such amounts thereunder are repaid.

          "Foreign Subsidiary" means any Wholly-owned Subsidiary organized and incorporated in a jurisdiction outside of the United States and is not a Guarantor.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

          "Global Note" means a Note that contains the paragraph referred to in footnote 1 to the form of the Note attached hereto as Exhibit A.

          "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep well, to purchase assets, goods, letters of credit, reimbursement agreements, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has corresponding meaning. The Subsidiary Guarantees shall constitute Guarantees under this Indenture.

          "Guarantor" means each Subsidiary of the Company that executes a Subsidiary Guarantee guaranteeing the Notes in accordance with the provisions of the Indenture.

          "Holder" means a Person in whose name a Note is registered on the Registrar's books.

          "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such other person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such person (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the Company.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any Person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.10, "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such person of any guarantee of, or other credit support or continent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such Person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary.

          "Issue Date" means the date of first issuance of the Notes under this Indenture.

          "Junior Securities" of the Company or any Guarantor means securities of the Company or such Guarantor that are junior in right of payment to the Notes or the applicable Guarantee.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes (the computation of which shall take into account any available net operating losses and other tax attributes of Company and their

Subsidiaries) required to be paid by the Company or any of its respective Subsidiaries in the taxable year of such sale in connection with such Asset Sale.

          "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, or the stock or assets of any Subsidiary of the Company, including the stock of any Unrestricted Subsidiary.

          "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

          "Obligation" means any principal, premium, if any, or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes or the Indenture, including any liquidated damages due pursuant to the terms of the Registration Rights Agreement.

          "Offering" means the Offering of the Notes by the Company.

          "Offering Memorandum" means the Offering Memorandum dated July 23, 1998 relating to the Offering of the Notes by the Company.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the General Counsel, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Permitted Indebtedness" means that: (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and represented by the Indenture up to the amounts specified therein as of the date thereof; (b) the Company and the Subsidiaries, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) of this definition or incurred under the Debt Incurrence Ratio test of Section 4.10, "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which is outstanding on the Issue Date (after giving effect to the transactions contemplated in the Offering Memorandum), provided that in each case such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced; (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to refinance, refund, defease or replace such Indebtedness) shall at no time exceed $250,000; (d) the Company may incur Indebtedness to any Guarantor, and any Guarantor may incur Indebtedness to any other Guarantor or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes and the date of any event that causes such Guarantor no longer to be a Guarantor shall be an Incurrence Date; and (e) any Guarantor may guaranty any Indebtedness of the Company or another Guarantor that was permitted to be incurred pursuant to the Indenture, substantially concurrently with such incurrence or at the time such person becomes a Guarantor.

          "Permitted Investment" means (a) Investments in any of the Notes; (b) Investments in Cash Equivalents; (c) intercompany notes to the extent permitted under clause (d) of the definition of "Permitted Indebtedness"; and (d) any Investment by the Company or any Subsidiary in a Person if as a result of such Investment such Person immediately becomes a Wholly-owned Guarantor or such Person is immediately merged with or into the Company or a Wholly-owned Guarantor.

          "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Notes; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (j) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary; (k) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (l) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and (m) Liens securing Bank Indebtedness incurred in accordance with the terms of Section 4.10, "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

          "Person" means any individual, corporation, partnership, joint venture, trust, estate, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "Qualified Equity Offering" means (i) an underwritten offering of common stock of the Company for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8) or (ii) a private sale of common stock of the Company (other than to an Affiliate of the Company) for cash that results in net proceeds to the Company of at least $10.0 million, after deducting any underwriting discounts and commissions.

          "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or of Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or for Indebtedness of the Company issued on or after the Issue Date.

          "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

          "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and
(ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation that the amount of Indebtedness secured shall not be increased.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

          "Restricted Payment" means, with respect to the Company or any Subsidiary, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of the Company or such Subsidiary, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or such Subsidiary, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by the Company or such Subsidiary prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and (d) any Restricted Investment by the Company or such Subsidiary; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Company or such Subsidiary to the extent payable solely in shares of Qualified Capital Stock of the Company or such Subsidiary; or (ii) any dividend, distribution or other payment to the Company, or to any of its Guarantors, by the Company or such Subsidiary.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of Bank Indebtedness, and interest, whether or not allowable, accruing on Indebtedness after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under Bank Indebtedness or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Indebtedness and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Indebtedness include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations, and (f) any liability for taxes owed or owing by the Company or such Guarantor.

          "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

          "Stated Maturity," when used with respect to any Note, means August 1, 2005.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Notes or such Guarantee, as applicable, in any respect or has a stated maturity after the Stated Maturity.

          "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly, or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

          "Subsidiary Guarantees" means the Subsidiary Guarantees of the Guarantors in the form set forth as Exhibit B hereto.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.06(g)(i) hereof.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means (i) any subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution; but only to the extent that such subsidiary: (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation to subscribe for additional Capital Stock (or any warrants, options or other rights to acquire Capital Stock) or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries and (ii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted under the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the Indenture, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Indenture, and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. Government Obligations" means securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

          "Wholly-owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly-owned Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

SECTION 1.02      OTHER DEFINITIONS

                                                           Defined in
          Term                                              Section
          ----                                             ----------

          "Acceleration Notice"                               6.02
          "Affiliate Transaction"                             4.14
          "Asset Sale"                                        4.08
          "Asset Sale Offer"                                  4.08
          "Asset Sale Offer Amount"                           4.08
          "Asset Sale Offer Period"                           4.08
          "Asset Sale Offer Price"                            4.08
          "Benefitted Party"                                 11.01
          "Change of Control Offer"                           4.07
          "Change of Control Purchase Price"                  4.07
          "Change of Control Purchase Date"                   4.07
          "Covenant Defeasance"                               8.03
          "Debt Incurrence Ratio"                             4.10
          "DTC"                                               2.03
          "Event of Default"                                  6.01
          "Excess Proceeds"                                   4.08
          "Incur"                                             4.10
          "Incurrence Date"                                   4.10
          "Legal Defeasance"                                  8.02
          "Paying Agent"                                      2.03
          "Payment Blockage Period"                          10.03
          "Payment Default"                                  10.03
          "Payment Notice"                                   10.03
          "Registrar"                                         2.03

SECTION 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04      RULES OF CONSTRUCTION

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01      FORM AND DATING

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of a conflict, the terms of the Indenture shall control.

          Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnote 1 thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02      EXECUTION AND AUTHENTICATION

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03      REGISTRAR AND PAYING AGENT; DEPOSITARY

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as depositary with respect to the Global Notes (the "Depositary").

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any default in the payment of principal of, premium, if any, or accrued interest or Liquidated Damages, if any, on the Notes pursuant to Sections 6.01(i) and 6.01(ii) hereof, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for all funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Company shall so notify the Trustee, and thereafter the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05      HOLDER LISTS

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06      TRANSFER AND EXCHANGE

          (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request: (x) to register the transfer of the Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange: (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (ii) in the case of a Certificated Note that is a Transfer Restricted Note, such request shall be accompanied by the following additional information and documents, as applicable: (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; or (B) if such Transfer Restricted Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; or (C) if such Transfer Restricted Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from such

Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below and only if the Company, at the time of such transfer, has appointed a Depositary that is registered as a clearing agency under the Exchange Act. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with: (i) if such Certificated Note is a Transfer Restricted Note, a certification from the Holder thereof (in substantially the form of Exhibit C hereto) to the effect that such Certificated Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and (ii) whether or not such Certificated Note is a Transfer Restricted Note, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Certificated Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note.

               (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile): (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit C hereto); or (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto); or (C) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel from such beneficial owner or the transferee reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act; or (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

               (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Certificated Notes in Absence of Depositary. If at any time: (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture; or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver Certificated Notes in accordance with Section 2.06(d)(ii) above in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (g) Legends.

               (i) Except as permitted by the following paragraphs (ii) and
(iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

          THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR (ii) THE ACQUISITION AND HOLDING OF THIS NOTE BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR OTHER ARRANGEMENT THAT IS SUBJECT TO ERISA OR
SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS EXEMPT FROM ANY SUCH PROHIBITION.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF ANY OF THE FOREGOING.

               (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act: (A) in the case of any Transfer Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Certificated Note that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Certificated Note that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C hereto).

               (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

          (i) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v) The Company and the Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07      REPLACEMENT NOTES

          If any mutilated Note is surrendered to the Trustee, or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for its expenses in replacing a Note.

          Every replacement Note is an additional Obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08      OUTSTANDING NOTES

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09      TREASURY NOTES

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, or by any Affiliate, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that have been identified to the Trustee in writing as owned by the Company or an Affiliate of the Company shall be so disregarded. The Company shall notify the Trustee in writing, when it or any Affiliate repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10      TEMPORARY NOTES

          Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon a written order of the Company signed by two Officers, authenticate Certificated Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11      CANCELLATION

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall deliver to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12      DEFAULTED INTEREST

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the

Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01      NOTICES TO TRUSTEE

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is consented to in writing by the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02      SELECTION OF NOTES TO BE REDEEMED

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03      NOTICE OF REDEMPTION

          Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address as shown upon the registry books of the Registrar.

          The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, the portion of the principal amount equal to the unredeemed portion thereof, and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04      EFFECT OF NOTICE OF REDEMPTION

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05      DEPOSIT OF REDEMPTION PRICE

          At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption unless the Company defaults in such payments due on the redemption date. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06      NOTES REDEEMED IN PART

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall, upon a written order of the Company signed by two Officers, authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07      OPTIONAL REDEMPTION

          (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the right to redeem any Notes pursuant to this Section
3.07 prior to August 1, 2003. Thereafter, the Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after August 1, 2003 upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 1 of the years indicated below, in each case (subject to the right of holders of record on a Record Date to receive the corresponding interest due (and corresponding Liquidated Damages, if any) on an Interest Payment Date corresponding to such Record Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

         Year                                    Percentage
         ----                                    ----------

         2003..................................... 105.625%
         2004 .................................... 102.813%
         2005..................................... 100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, until August 1, 2001, upon a Qualified Equity Offering of common stock for cash, up to 20% of the aggregate principal amount of the Notes originally outstanding may be redeemed at the option of the Company within 90 days after the closing of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Notes to be redeemed, with cash from the Net Cash Proceeds to the Company of such Qualified Equity Offering, at a redemption price equal to 111.25% of the principal amount thereof, (subject to the right of holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption, not less than 80% of the original aggregate principal amount of the Notes remain outstanding.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08      NO MANDATORY REDEMPTION

          The Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09      NO SINKING FUND

          The Notes shall not have the benefit of a sinking fund.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01      PAYMENT OF NOTES

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. (noon) New York time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company shall notify the Trustee of the amount of Liquidated Damages, if any, at least one Business Day prior to any payment date. In the absence of such notice, the Trustee is conclusively entitled to assume that no Liquidated Damages are payable under the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Administration Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Administration Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03      REPORTS

          (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and, to each holder of the Notes and to prospective purchasers of Notes identified to the Company by the Initial Purchasers, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the SEC, (i) all annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC on Forms 10-K and 10-Q, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC.

          (b) For so long as any Transfer Restricted Notes remain outstanding, the Company and the Subsidiary Guarantors shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04      COMPLIANCE CERTIFICATE

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05      TAXES

          The Company and Guarantors shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06      STAY, EXTENSION AND USURY LAWS

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

          Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer. The Company shall comply with the applicable requirements of Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.07.

          On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders, a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

SECTION 4.08      LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (1)(a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied (i) within 270 days after the date of such Asset Sale to the optional redemption of the Notes in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds for asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or (ii) within 300 days after the date of such Asset Sale to the repurchase of the Notes and such other Indebtedness on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds for asset sales pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 270 days of such Asset Sale or (b) within 270 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in tangible assets and property other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or
(ii) used to retire and permanently reduce the amount of such Senior Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) at least 90% of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to such Asset Sale, and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, will receive fair market value for such Asset Sale. Notwithstanding anything to the contrary herein, the Company will not, and will not permit Aeromet, to consummate an Asset Sale of all or substantially all of the property, business or assets of Aeromet, except with the consent of the Holders of not less than a majority in an aggregate principal amount of the Notes at the time outstanding.

          An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (l)(a)(i) or (l)(b) of this Section 4.08 (the "Excess Proceeds") exceed $5.0 million and each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) of this
Section 4.08, total consideration received means the total consideration received for such Asset Sales minus the amount of, (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, but excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinate to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and from which the Company or such Subsidiary are unconditionally released from liability and assumed by a transferee and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents, provided that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

          Notwithstanding, and without complying with, the provisions of this
Section 4.08:

               (i) the Company and its Subsidiaries may, in the ordinary course of business, (1) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (2) liquidate Cash Equivalents;

               (ii) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the Section 5.01 hereof;

               (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out, scrap or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

               (iv) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its wholly-owned Guarantors;

               (v) the Company and its Subsidiaries, in the ordinary course of business, may convey, sell, transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with a fair market value of less than $250,000; and

               (vi) the Company and its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind or grant Liens not prohibited by this Indenture.

          In addition to the foregoing and notwithstanding anything herein to the contrary, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary of the Company (other than to a Wholly-owned Subsidiary) except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.

          Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.08.

          If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to holders of the Notes who tender Notes pursuant to such Asset Sale Offer.

SECTION 4.09      LIMITATION ON RESTRICTED PAYMENTS

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

          (a) a Default or an Event of Default shall have occurred and be continuing;

          (b) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section
     4.10 hereof; and

          (c) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed, without duplication, the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent credited in (x) in the following paragraph), after the Issue Date, plus (c) other than amounts credited pursuant to clause (x) of the next following paragraph, the net amount of any Restricted Investments (not to exceed the original amount of such Investment) made after the Issue Date that is returned to the Company or the Subsidiary that made such prior Investment, without restriction in cash on or prior to the date of any such calculation.

          The foregoing clauses (b) and (c) of the immediately preceding paragraphs, however, will not prohibit (x) Restricted Investments in a Related Business, provided, that, after giving pro forma effect to such Investment, the aggregate amount of all such Investments made on or after the Issue Date that are outstanding (after giving effect to any such Investments that are returned to the Company or the Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed $4.0 million, (y) a Qualified Exchange or (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. The full amount of any Restricted Payment made pursuant to the foregoing clauses (x) and (z) (but not pursuant to clause (y)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the immediately preceding paragraph.

          The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default and such designation otherwise complies with the requirements set forth under the definition of "Unrestricted Subsidiary." For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute

Investments in an amount equal to the greatest of (x) the net book value of such Investment at the time of designation, (y) the fair market value of such Investments at the time of designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          For purposes of this Section 4.09, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company. Additionally, on the date of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

SECTION 4.10 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.

          Except as set forth in this Section 4.10, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guarantee, incur, create, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be (a) with respect to the incurrence of such Indebtedness or Disqualified Capital Stock, on or prior to August 1, 1999 at least 2.0 to 1.0, (b) with respect to the incurrence of such Indebtedness or Disqualified Capital Stock after August 1, 1999, at least 2.25 to 1.0, and (c) with respect to the incurrence of such Indebtedness by Aeromet at any time, at least 2.5 to 1.0 (as applicable, each the "Debt Incurrence Ratio"), then the Company may incur such Indebtedness or Disqualified Capital Stock and the Subsidiaries may incur such Indebtedness (other than Disqualified Capital Stock).

          In addition, the foregoing limitations will not apply to:

          (a) the incurrence by the Company or any Subsidiary of Bank Indebtedness up to an aggregate principal amount outstanding thereunder (including any Refinancing Indebtedness and other Indebtedness incurred to refinance, replace, defease or refund such Indebtedness) not to exceed in the aggregate $15.0 million, minus the amount of any such Bank Indebtedness
     (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Bank Indebtedness pursuant to Section 4.08 hereof or (ii) assumed by a transferee in an Asset Sale;

     provided that the aggregate principal amount of Bank Indebtedness of Foreign Subsidiaries outstanding under this provision shall not exceed $7.5 million;

          (b) the Existing Indebtedness; or

          (c) the incurrence by the Company or any of its Subsidiaries of Interest Swap and Hedging Obligations that are incurred with respect to any Bank Indebtedness that is permitted by this Indenture to be incurred.

          Indebtedness or Disqualified Stock of any person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

          Upon each incurrence of Indebtedness, the Company may designate under which provision of this Indenture such Indebtedness is being incurred and such Indebtedness should be deemed to have been so incurred under such provision and no other provision of this Indenture except as specifically provided otherwise.

SECTION 4.11      LIMITATION ON LIENS SECURING INDEBTEDNESS

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any Indebtedness of the Company or any Subsidiary other than Senior Indebtedness, unless the Company and such Subsidiary provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured; provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes; and provided, further, that this Section
4.11 shall not be applicable to any Liens securing any such Indebtedness which became Indebtedness of the Company pursuant to a transaction subject to the provisions described in Section 5.01 hereof or which constitutes Acquired Indebtedness and which in either case were in existence at the time of such transaction (unless such Indebtedness was incurred or such Lien created in connection with or in contemplation of, such transaction), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than property or assets acquired in such transaction.

SECTION 4.12 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or

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

on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Notes or this Indenture or by other Indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking senior or pari passu with the Notes or the Subsidiary Guarantees, as applicable, provided such restrictions are no more restrictive than those imposed by this Indenture and the Notes, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Bank Indebtedness incurred pursuant to Section 4.10(a) hereof, provided such restriction or requirement is no more restrictive than that imposed by the Bank Indebtedness existing on the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this Section 4.12 that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture on assets securing Senior Indebtedness incurred in accordance with the terms of Section 4.10 hereof shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

SECTION 4.13      LIMITATION ON LAYERING INDEBTEDNESS

          The Company and the Guarantors shall not and shall not permit any of their Subsidiaries to, directly or indirectly, incur or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or of a Subsidiary unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or the Subsidiary Guarantees, as applicable.

SECTION 4.14      LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

          The Company shall not, and shall not permit any of its Subsidiaries on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions), (i) unless the Company determines that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, and (ii) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $5.0 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation.

SECTION 4.15      FUTURE SUBSIDIARY GUARANTORS

          All present and future Subsidiaries (other than Foreign Subsidiaries) of the Company jointly and severally will guarantee irrevocably and unconditionally all principal, premium, if any, and interest (and Liquidated Damages, if any) on the Notes on a senior subordinated basis; provided that any Foreign Subsidiary that guarantees any Indebtedness of the Company of any Subsidiary (other than a Foreign Subsidiary), shall become a Guarantor. For purposes of this Section 4.15, the term "Subsidiary" does not include Unrestricted Subsidiaries.

SECTION 4.16      RELEASE OF GUARANTORS

          No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) subject to the provisions of this Section 4.16 and certain other provisions of this Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee, on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

          Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor of all of its assets to an entity which is not a Guarantor or the designation of a Guarantor to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.08 hereof), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only in the event that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

SECTION 4.17      LIMITATION ON LINES OF BUSINESS

          Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

SECTION 4.18      CORPORATE EXISTENCE

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organ izational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.19      LIMITATION ON STATUS AS AN INVESTMENT COMPANY

          The Company and its Subsidiaries are not required to, and are prohibited from being required to, register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01      MERGER, SALE OR CONSOLIDATION

          The Company will not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, all of the obligations of the Company in connection with the Notes and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and (iii) such transaction is solely the merger of the Company and one of its previously existing Wholly-owned Subsidiaries which is also a Guarantor and which transaction is not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.10 hereof; and the Company or such entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or transfer and, if a supplemental indenture is required in connection with such a transaction, such supplemental indenture comply with this provision of this Indenture and all conditions precedent in this Indenture relating to such a transaction have been satisfied.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

          For purposes of this Article 5, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT

          An "Event of Default" is defined as:

               (i) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

               (ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise,

               (iii) the failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes outstanding, stating that such notice is a "notice of default" under Section 6.01(iii) of this Indenture,

               (iv) the following events of bankruptcy, insolvency or reorganization under applicable Bankruptcy Laws in respect of the Company or any of its Significant Subsidiaries:

                    (a) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
          (iv) makes a general assignment for the benefit of its creditors, or
          (v) generally is not paying its debts as they become due; or

                    (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant

          Subsidiary in an involuntary case, (ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or a Significant Subsidiary, or
          (iii) orders the liquidation of the Company or any Significant Subsidiary, and, in each case of the preceding (i), (ii) or
          (iii), the order or decree remains unstayed and in effect for 60 consecutive days.

               (v) a default in any issue of Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5.0 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and

               (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days.

SECTION 6.02      ACCELERATION

          If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(iv) relating to the Company or any of its Significant Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately; provided, however, that if any Bank Indebtedness is outstanding, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the third Business Day after the sending to the Company and the holders of such Bank Indebtedness or their representative of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Bank Indebtedness. If an Event of Default specified in
Section 6.01(iv) occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders of the Notes. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration and except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, have been cured or waived.

SECTION 6.03      OTHER REMEDIES

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, or Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. Except as provided in Section 6.06 below, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of the Notes, unless such Holders have offered to the Trustee reasonable security or, at the option of the Trustee, in lieu of such security, an indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS

          Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders of the Notes any default, except a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

SECTION 6.05      CONTROL BY MAJORITY

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of other Holders of Notes, that may involve the Trustee in personal liability or if the Trustee determines that it does not have reasonable security or, at the option of the Trustee, in lieu of such security, an indemnification against any loss or expense; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA ss. 315(d)(3) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.06      LIMITATION ON SUITS

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee security or, at the option of the Trustee, in lieu of such security, an indemnity satisfactory to the Trustee against any loss, liability or expense;

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

          (d) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of the security or, at the option of the Trustee, in lieu of such security, an indemnity; and

          (e) during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE

          If an Event of Default occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee pursuant to Section 7.07.

SECTION 6.09      TRUSTEE MAY FILE PROOF OF CLAIM

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      PRIORITIES

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Liquidated Damages, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11      UNDERTAKING FOR COSTS

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12      RESTORATION OF RIGHTS AND REMEDIES

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default of which the Trustee is charged with knowledge pursuant to Section 7.02(g):

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of an Officers' Certificate or Opinion of Counsel, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. This subparagraph
     (b)(ii) shall be in lieu of TIA ss. 315(d)(3) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of the Company or any Holder, unless the Company or such Holder, as the case may be, shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02      RIGHTS OF TRUSTEE

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to
Section 10.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by two Officers of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.01 herein, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(i) or 6.01(ii) and Section 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification in accordance with Section 12.02 hereof from the Company or any Holder.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate with the same rights it would

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

have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04      TRUSTEE'S DISCLAIMER

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication or for compliance by the Company with the Registration Rights Agreement.

SECTION 7.05      NOTICE OF DEFAULTS

          If a Default or Event of Default occurs and is continuing and if the Trustee is charged with knowledge thereof pursuant to Section 7.02(g) hereof, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of at least two of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA ss. 315(b) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

          Within 60 days after each August 1, beginning with the August 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or national securities market.

SECTION 7.07      COMPENSATION AND INDEMNITY

          The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with a written agreement between the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company shall indemnify the Trustee for, and hold the Trustee harmless against, any and all losses, liabilities or expenses (including, without limitation reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonable satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain separate counsel and, if the Trustee shall have been advised by such counsel that there may be one or more legal defenses available to the Trustee which are different from or in addition to those available to the Company and which the counsel designated by the Company would be precluded from asserting or that the Trustee has one or more interests that conflict with those of the Company, the Company shall pay the reasonable fees and expenses of such separate counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(iv) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08      REPLACEMENT OF TRUSTEE

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

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

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing, and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b);

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b), any Holder, who has been a bona fide Holder for at least six (6) months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

          Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor

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

corporation without any further act shall be the successor Trustee. The provisions of TIA ss. 310 shall apply to the Company as obligor on the Notes.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

          The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company as obligor on the Notes.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02      LEGAL DEFEASANCE AND DISCHARGE

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust funds; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of this Indenture. The

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

Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03      COVENANT DEFEASANCE

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any breach thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(iii), 6.01(v) and 6.01(vi) hereof shall not constitute Events of Default.

SECTION 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

               (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on such Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust;

               (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income,

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

     gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and the Company shall have delivered to the Trustee an Officer's Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally;

               (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

               (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this Section 8.04 have been complied with.

          If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes when due, then the obligations of the Company and the Guarantors under this Indenture and the Collateral Agreement will be revived and no such defeasance will be deemed to have occurred.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

          Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee satisfactory to the Company and the Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant

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

to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06      REPAYMENT TO COMPANY

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07      REINSTATEMENT

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated

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

to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES

          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders in the case of a merger, sale or consolidation pursuant to Article 5 hereof;

          (d) to provide for additional Guarantors as set forth in Section 4.15 and successor Guarantors as set forth in Section 11.03;

          (e) to make any change that would provide any additional rights or benefits to the Holders (including the addition of any Guarantors) or that does not adversely affect the legal rights hereunder of any Holder;

          (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (g) to evidence, and provide for acceptance of, the appointment of a successor Trustee hereunder.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supple mental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided that no such amendment, supplement or waiver may, without the consent of Holders of at least 66-2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of Section 4.07 hereof in a manner adverse to the Holders.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. The calculation of Holders of Notes so consenting shall be made pursuant to Section
2.09 hereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or a Guarantor with any provision of this Indenture or the Notes. However, without the written consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

               (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium, if any, payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption
     Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes in a manner adverse to the holders of the Notes, or

               (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or

               (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture and this Indenture, as so amended or supplemented, constitute the valid and binding obligations of the Company and the Guarantors, enforceable against each of them in accordance with

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their respective terms (subject to customary and necessary exceptions) and all conditions precedent have been complied with.


                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01     AGREEMENT TO SUBORDINATE

          The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Obligations in respect of Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. This Article 10 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness.

SECTION 10.02     LIQUIDATION; DISSOLUTION; BANKRUPTCY

          Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

               (i) the holders of all Senior Indebtedness of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent such holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the holders of the Notes are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (other than Junior Securities) and

               (ii) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the holders of the Notes or the Trustee on behalf of such holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

SECTION 10.03     DEFAULT ON SENIOR INDEBTEDNESS

          No payment (by set-off or otherwise) may be made by or on behalf of the Company or a Guarantor, as applicable, on account of any Obligation in respect of the Notes, including the

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principal of, premium, if any, or interest on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Indebtedness of the Company or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of the Company or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          Upon (i) the happening of an event of default other than a Payment Default that permits the holders of Senior Indebtedness to declare such Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the holders of an aggregate of at least $5.0 million principal amount outstanding of any Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Indebtedness on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period (it being acknowledged that any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

SECTION 10.04     ACCELERATION OF NOTES

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

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SECTION 10.05     WHEN DISTRIBUTION MUST BE PAID OVER

          In the event that the Trustee or any Holder receives any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee or the Holders of the Notes, as the case may be, to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06     NOTICE BY COMPANY

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 10.

SECTION 10.07     SUBROGATION

          After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

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SECTION 10.08     RELATIVE RIGHTS

          This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (1) impair, as between the Company, the Guarantors and Holders, the obligation of the Company and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

               (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

               (3) prevent the occurrence of any Default or Event of Default under this Indenture or limit the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

          No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or a Guarantor, as applicable, or any Holder to comply with this Indenture.

SECTION 10.10     DISTRIBUTION OR NOTICE TO REPRESENTATIVE

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative. The Company shall provide to the Trustee, in writing, notice of the name and address of any Representative. In the absence of such a notice, the Trustee may conclusively assume that no Representative exists.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

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SECTION 10.11     RIGHTS OF TRUSTEE AND PAYING AGENT

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at the Corporate Trust Administration Office of the Trustee at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative of Senior Indebtedness previously identified by the Company to the Trustee pursuant to Section 10.10 may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12     AUTHORIZATION TO EFFECT SUBORDINATION

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13     AMENDMENTS

          The provisions of this Article 10 shall not be amended or modified in a manner materially adverse to the holders of Senior Indebtedness without the written consent of the holders of all Senior Indebtedness.


                                   ARTICLE 11
                              SUBSIDIARY GUARANTEES

SECTION 11.01     SUBSIDIARY GUARANTEES

          Subject to the provisions of this Article 11, each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, Liquidated Damages, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, and premium, if any, Liquidated Damages, if any and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of

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payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the United States Federal Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Subsidiary Guarantee will not be discharged except by payment in full of all principal, premium, if any, Liquidated Damages, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 8.01.

          If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the

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obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantee.

SECTION 11.02     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

          To evidence the Subsidiary Guarantees set forth in Section 11.01 hereof, each of the Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Guarantors and attested to by an Officer other than the Officer executing this Indenture.

          Each of the Guarantors agree that the Subsidiary Guarantees set forth in this Article 11 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

          If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

          (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Guarantor shall no longer have any force or effect.

          (b) Except as set forth in paragraph (c) of this Section 11.03, no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph and certain other provisions of this Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee, on the terms set forth under the Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such

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Guarantor with the same effect as if it had been named herein as a Guarantor.
Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c) The Trustee, subject to the provisions of Section 11.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this
Section 11.03. Such certificate and opinion shall comply with the provisions of
Section 11.05.

SECTION 11.04     RELEASES FOLLOWING SALE OF ASSETS

          Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor of all of its assets to an entity which is not a Guarantor or the designation of a Guarantor to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.08), such Guarantor shall be deemed released from its obligations under its Guarantee of the Notes or Section 11.03 hereof, as the case may be; provided, however, that any such termination shall occur only in the event that all obligations of such Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer. In the event of an Asset Sale, the Net Cash Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.08 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, each to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

SECTION 11.05     LIMITATION OF GUARANTOR'S LIABILITY

          Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this
Article 11 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this
Article 11, result in the Obligations

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of such Guarantor under the Subsidiary Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 11.06     APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR

          (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

          (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.02 as if references therein to the Company were references to such Guarantor.

          (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Guarantor may be given or served as described in Section 12.02 as if references therein to the Company were references to such Guarantor.

          (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 11.04 hereof as if all references therein to the Company were references to such Guarantor.

SECTION 11.07     SUBORDINATION OF SUBSIDIARY GUARANTEES

          The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to all obligations in respect of the Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to all obligations in respect of the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof, and (b) the rights and obligations of the relevant parties relative to the Subsidiary Guarantees shall be the same as their respective rights and obligations relative to the Notes and Senior Indebtedness of the Company pursuant to Article 10.


                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01     TRUST INDENTURE ACT CONTROLS

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

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SECTION 12.02     NOTICES

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested, postage prepaid), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

               Pacific Aerospace & Electronics, Inc.
               430 Olds Station Road
               Wenatchee, Washington 98801
               Telephone No.: (509) 667-9600
               Telecopier No.: (509) 667-9696
               Attention: GENERAL COUNSEL

               If to the Trustee:

               IBJ Schroder Bank & Trust Company
               One State Street
               New York, NY 10004
               Telephone No.: (212) 858-2784
               Telecopier No.: (212) 858-2952
               Attention: Corporate Trust Administration

          The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time. If the Trustee or an Agent mails a notice or communication to Holders, it shall mail a copy to the Company at the same time.

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SECTION 12.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

          Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other relevant Person shall have the protection of TIA ss. 312(c).

SECTION 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06     RULES BY TRUSTEE AND AGENTS

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

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SECTION 12.07     NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                  SHAREHOLDERS

          No direct or indirect shareholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the Obligations of the Company or the Guarantors under this Indenture or the Notes solely by reason of his or its status as such shareholder, employee, officer or director, except that this provision shall in no way limit the Obligation of any Guarantor pursuant to any guarantee of the Notes.

SECTION 12.08     GOVERNING LAW

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A HOLDER OF ANY OF THE NOTES OR BY THE TRUSTEE IN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS INDENTURE OR UNDER THE NOTES, THE COMPANY AND THE GUARANTORS HEREBY CONSENT AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK. THE COMPANY AND THE GUARANTORS HEREBY AGREE TO ACCEPT SERVICE OF PROCESS BY NOTICE GIVEN TO THE COMPANY PURSUANT TO THE PROVISIONS OF SECTION 12.02.

SECTION 12.09     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10     SUCCESSORS

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11     SEVERABILITY

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12     COUNTERPART ORIGINALS

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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SECTION 12.13     TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following pages]

          IN WITNESS WHEREOF, each of the parties have executed this Indenture as of the date first written above.

                              THE COMPANY:

                              PACIFIC AEROSPACE & ELECTRONICS, INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald Wright
                                   Chief Executive Officer and President


                              THE GUARANTORS:

                              BALO PRECISION PARTS, INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   Executive Vice President


                              CASHMERE MANUFACTURING CO., INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   Executive Vice President


                              CERAMIC DEVICES, INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   Executive Vice President


                              ELECTRONIC SPECIALTY CORPORATION


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   Executive Vice President

                              MOREL INDUSTRIES, INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   Executive Vice President


                              NORTHWEST TECHNICAL INDUSTRIES, INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   Executive Vice President


                              PACIFIC COAST TECHNOLOGIES, INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   Executive Vice President


                              SEISMIC SAFETY PRODUCTS, INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   Executive Vice President


                              PA&E INTERNATIONAL, INC.


                              By:  /s/ DONALD A. WRIGHT
                                   --------------------------------------------
                                   Donald A. Wright
                                   President

                              THE TRUSTEE:

                              IBJ SCHRODER BANK & TRUST COMPANY


                              By:  /s/ STEPHEN J. GIURLANDO
                                   --------------------------------------------
                                   Name: Stephen J. Guirlando
                                   Title: Assistant Vice President

                             CROSS-REFERENCE TABLE*

         Trust Indenture
           Act Section                              Indenture Section
         ---------------                            -----------------

         310(a)(1)                                         7.10
            (a)(2)                                         7.10
            (a)(3)                                         N.A.
            (a)(4)                                         N.A.
            (b)                                            7.08; 7.10; 12.02
            (c)                                            N.A.
         311(a)                                            7.11
            (b)                                            7.11
            (c)                                            N.A.
         312(a)                                            2.05
            (b)                                            12.03
            (c)                                            12.03
         313(a)                                            7.06
            (b)(1)                                         N.A.
            (b)(2)                                         7.06
            (c)                                            7.06; 12.02
            (d)                                            7.06
         314(a)                                            4.09; 12.02
            (b)                                            N.A.
            (c)(1)                                         12.04
            (c)(2)                                         7.02; 12.04
            (c)(3)                                         N.A.
            (d)                                            N.A.
            (e)                                            12.05
            (f)                                            N.A.
         315(a)                                            7.01(2)
            (b)                                            7.05; 12.02
            (c)                                            7.01(1)
            (d)                                            7.01(3)
            (e)                                            6.11
         316(a)(last sentence)                             2.09
            (a)(1)(A)                                      6.05
            (a)(1)(B)                                      6.04
            (a)(2)                                         N.A.
            (b)                                            6.07
         317(a)(1)                                         6.08
            (a)(2)                                         6.09
            (b)                                            2.04
         318(a)                                            12.01


---------------------
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

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